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                                                                    Exhibit 99.1

                                 SUPERIOR COURT



CANADA
PROVINCE OF QUEBEC
DISTRICT OF MONTREAL
"In bankruptcy"

No:      500-11-015561-018

Date: May 3, 2001


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IN THE PRESENCE OF: THE HONOURABLE PIERRE J. DALPHOND J.S.C.

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IN THE MATTER OF THE BANKRUPTCY OF:

INNOFONE CANADA INC.,
         Debtor/Respondent
and
9024-9574 QUEBEC INC.,
         Creditor/Petitioner
and
VISA DESJARDINS
and
ACS TORONTO INC.
and
AXXENT CORPORATION,
         Mis-en-cause
and
ROGERS WIRELESS COMMUNICATIONS,
         Petitioner


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                                    JUDGMENT

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         (Transcript of a judgment rendered on the bench on May 3, 2001)




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[1] On February 27, 2001, 9024-9574 Quebec Inc, carrying business under the name
Equinoxe, filed petition for a receiving order against Innofone Canada Inc. Innofone responded by a contestation on March 14, 2001.

[2] Innofone is the organizer or promoter of low rates for long distance calls, cellular phones and internet. The clients sought are credit card holders.

[3] The communication services are provided either by a carrier (Axxent) or a communication company such as Rogers (cell) and Bell (Sympatico). The vast majority of its clients uses only the long distance services provided by Axxent. Marketing and billing is outsourced to others such as Equinox (marketing and call centre) and ACS (gathering of information from suppliers of services in order to prepare billing data). Billing to end users is done through the Visa system.

[4] At the present time, about 75% of Innofone clients are holders of Desjardins Visa cards enrolled in a programme called "Visez juste." If they need information on the items billed on their monthly Visa statement they must call a call centre operated by Equinox.

[5] On March 13, 2001, Equinoxe filed a petition for the appointment of an interim receiver, presentable on April 12.

[6] On April 11, 2001, Innofone Canada filed a notice of intention to make a proposal under the BANKRUPTCY AND INSOLVENCY ACT (B.I.A.). The trustee designated is Andre Allard of Schwartz Lentsky Feldman inc.

[7] On April 12, 2001, Madam Justice Zerbisias appointed as proposed by Equinoxe and some other creditors, Jean Gagnon of Raymond Chabot inc. to act as interim receiver with control on cash and accounts receivable. Since then, no supplier has received any money though there is over $200,000.00 deposited with the CIBC, an amount upon which the Royal Bank claims to be a security holder.

[8] On April 18, 2001, within the prescribed 10 day period, Innofone filed a cash-flow statement. The trustee also filed a document purporting to be a report on the reasonableness of the cash-flow statement that was in fact no more than a mere complaisance letter which does not satisfy the requirements of sect. 50.4(2) B.I.A.

[9] On April 20, 2001, the interim Receiver filed a motion to contest the cash-flow statement alleging inaccuracies and failure to communicate information.

[10] On April 30, 2001, Equinoxe and Rogers filed a motion pursuant to sect.
50.4 (11) B.I.A. to terminate the period for making a proposal. The basis of this motion is that a majority of the unsecured creditors entitled to vote on any proposal that could be made had determined that Innofone Canada should be backrupted and that any proposal put forward by Innofone would be unacceptable to them.


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[11] The evidence presented to the Court confirms that a majority of the unsecured creditors entitled to vote on any proposal pursuant to section 54(3) B.I.A. has lost confidence in the management of Innofone and wants Innofone bankrupted now. Moreover, even if Axxent was to be removed from that list, the evidence shows that more than 1/3 in value of the creditors would vote against any proposal (section 54(2)).

[12] The evidence also establishes that the management of Innofone has no plan for Innofone to continue to carry on its business and acknowledges that Innofone has no future. So far, management has not suggested a proposal of any kind and affirms that it needs about two more months to come up with a formal proposal that would require one or more third party interested in purchasing Innofone's client base and/or its shares (for tax purposes).

[13] Moreover, since Axxent has terminated its contract with Innofone and informed the ultimate suppliers of lines that it will no longer honour their invoices in connection with Innofone's customers, these customers will find out shortly that they no longer have access to the long distance services offered under the Innofone programme and will have to make arrangement with Bell, Sprint, or another supplier of long distance services. In other words, the client base of Innofone will be disappearing in the coming days, as fast as snow in the spring.

[14] Section 50.4(11) B.I.A. reads as follow:

         The court may, on application by the trustee, the interim receiver, if any, appointed under section 47.1, or a creditor, declare terminated, before its actual expiration, the thirty day period mentioned in subsection (8) or any extension thereof granted under subsection (9) if the court is satisfied that

         (a) the insolvent person has not acted, or is not acting, in good faith and with due diligence

         (b) the insolvent person will not likely be able to make a viable proposal before the expiration of the period in question

         (c) the insolvent person will not likely be able to make a proposal, before the expiration of the period in question, that will be accepted by the creditors, or

         (d) the creditors as a whole would be materially prejudiced were the application under this subsjection rejected,

         and where the court declared the period in question terminated, paragraphs (8)(a) to (c) thereupon apply as if that period has expired.

[15] In the Court's opinion, Innofone has not acted with due diligence. Though its financial problems are quite serious since the end of year 2000, it is still unable to outline the broad terms of a proposal and even less able to filed one, nor seems to be in a position to protect its client base. What was presented by Innofone through its CFO is merely a


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bald assertion that a proposal to be structured in the coming months would be a better result for everyone. "This is akin to trying to box with a ghost." (Fairley J. in RE CUMBERLAND TRADING INC., [1994] 23 C.B.R. (3d) 225, p. 230).

[16] In addition Innofone has acknowledged being unable to file a proposal within the prescribed period and the Courts is satisfied that the conditions set out at sect. 50.4(9) to extend the time for filing a proposal cannot be met.

[17] Finally, it is clear that Innofone will not likely be able to make a proposal acceptable to the required majority of the unsecured creditors entitled to vote on any proposal. There is no need to wait any longer; the bankruptcy of Innofone seems unavoidable (RE PROPOSAL TRIANGLE DRUGS INC. [1993] O.J. no. 40; BENFOR INC. c RESTAURANTS MIKES, J.E. 96-742; FILMS RACHEL c. VOYAGE GO TRAVEL, J.E. 94-590).

[18] The Court also considers that the trustee designated in the notice has not satisfied the reqiurements of sect. 50.4(2) B.I.A. and therefore that sect. 50.8 B.I.A. should apply.

[19] For all these reasons, the Court terminates the period for making a proposal and declares that Innofone is deemed to have made an assignment as of the date of the motion for a receiving order (sect. 2(1) BAI, definition of "date of initial bankruptcy event."

[20] This being said, the parties do not agree on who should act as trustee. Pursuant to section 57.1 B.I.A., the Court appoints Jean Gagnon of Raymond Chabot for the following reasons

         (i) he has been acting as interim receiver since April 12, 2001 and has therefore some basic understanding of the business of Innophone;

         (ii) he has the confidence of the creditors, which is not the case for Mr. Allard. Why then wait until a meeting of the creditors to replace Mr. Allard by Mr. Gagnon?



[21] WHEREFORE, THE COURT:

TERMINATES the period for making a proposal;

DECLARES that Innofone is deemed to have made an assignment;

APPOINTS Raymond Chabot inc., trustee to the estate of Innofone Canada inc. (Mr. Jean Gagnon);

ORDERS provisional execution notwithstanding appeal;

The whole with costs against the mass of creditors, the said cost to be limited to $1,500.



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                                                /s/ PIERRE J. DALPHOND J.S.C.
                                                -----------------------------
                                                PIERRE J. DALPHOND J.S.C.


Me Alain Riendeau
FASKEN MARTINEAU DU MOULIN
For ROGERS WIRELESS COMMUNICATIONS

Me Patrice Benoit
DESJARDINS DUCHARME STEIN MONAST
Pour Innofone Canada inc.

Me Bernard Boucher
BROUILLETTE CHARPENTIER FORTIN
Pour 9024-9574 Quebec Inc.

Date of hearing:    May 3, 2001
Field of law:       BANKRUPTCY AND INSOLVENCY